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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    --------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of Earliest Event Reported): October 31, 2000

                                Imperial Bancorp
             (Exact Name of Registrant as Specified in its Charter)


        California                     0-7722                   95-2575576
        ----------                     ------                   ----------
(State or other jurisdiction   (Commission File Number)       (IRS Employer
    of incorporation)                                     Identification Number)

                        9920 South La Cienega Boulevard
                          Inglewood, California  90301
              (Address of principal executive offices) (zip code)

                                   (310) 417-5600
              ----------------------------------------------------
              (Registrant's telephone number, including area code)
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Item 7.   Financial Statements and Exhibits
          ---------------------------------

(a)  Financial statements of businesses acquired.

     -- Not Applicable

(b)  Pro forma financial information.

     -- Not Applicable

(c)  Exhibits.

     99.1 Agreement and Plan of Merger, dated as of October 31, 2000, by and among Imperial Bancorp, Comerica Incorporated and Comerica Holdings Incorporated.

     99.2 Stock Option Agreement, dated as of October 31, 2000, by and between Imperial Bancorp and Comerica Incorporated.

     99.3 Joint press release, dated November 1, 2000, issued by Comerica Incorporated and Imperial Bancorp.


Item 9.    Regulation FD Disclosure
           ------------------------

     Comerica Incorporated, a Delaware corporation ("Comerica"), and Imperial Bancorp, a California corporation ("Imperial"), have entered into an Agreement and Plan of Merger, dated as of October 31, 2000 (the "Merger Agreement"), a copy of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference. The Merger Agreement provides for the merger of Imperial with and into a wholly owned subsidiary of Comerica (the "Merger"). The Merger is expected to be accounted for under the "pooling-of-interests" method of accounting and a "reorganization" under the Internal Revenue Code of 1986, as amended.

     At the effective time of the Merger, each common share of Imperial ("Imperial Common Share") outstanding immediately prior to the effective time of the Merger will be converted into 0.46 shares (the "Exchange Ratio") of common stock, par value $5.00 per share, of Comerica ("Comerica Common Stock"). At the effective time of the Merger, all rights with respect to Imperial Common Shares pursuant to stock options outstanding at such effective time, whether or not then exercisable, shall be converted into and shall become rights with respect to Comerica Common Stock on otherwise substantially similar terms, adjusted to reflect the Exchange Ratio.

     Consummation of the Merger is subject to a number of conditions, including
(1) the approval of the principal terms of the Merger Agreement by the shareholders of Imperial entitled to vote thereon, (2) receipt of all requisite governmental approvals (including the approval of the Board of Governors of the Federal Reserve System), and (3) certain other customary conditions.

     In connection with the Merger Agreement, Imperial and Comerica entered into an agreement (the "Stock Option Agreement") pursuant to which Imperial has granted Comerica an
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irrevocable option (the "Option") to purchase, under certain circumstances, up to up to 8,600,000 fully paid and nonassessable Imperial Common Shares at a price of $24.81 per share, subject to certain adjustments, a copy of which is attached as Exhibit 99.2 hereto and is incorporated herein by reference. Under certain circumstances, Imperial may be required to repurchase the Option or the shares acquired pursuant to the exercise of the Option; alternatively, the Option could be surrendered, together with any shares purchased under the Option, in exchange for a cash payment of $43 million. The Stock Option Agreement limits Comerica's Total Profit (as defined in the Stock Option Agreement) to not more than $61 million.

     A copy of the joint press release of November 1, 2000, regarding the Merger is attached as Exhibit 99.3 hereto and is hereby incorporated herein by reference.

     The exhibits to this current report on Form 8-K contain forward looking statements with respect to the financial conditions, results of operations and businesses of each of Comerica and Imperial and, assuming the consummation of the Merger, a combined Comerica/Imperial, including statements relating to: (a) the cost savings and accretion to reported earnings that will be realized from the Merger; (b) the impact on revenues of the Merger, and (c) the restructuring charges expected to be incurred in connection with the Merger. These forward looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities:
(1) expected cost savings from the Merger cannot be fully realized or realized within this expected time-frame; (2) revenues following the Merger are lower than expected; (3) competitive pressure among financial services companies increases significantly; (4) costs or difficulties related to the integration of the businesses of Comerica and Imperial are greater than expected; (5) changes in the interest rate environment reduce interest margins; (6) general economic conditions, either internationally or nationally or in the states in which the combined company will be doing business, are less favorable than expected; or
(7) legislation or regulatory requirements or changes adversely affect the businesses in which the combined company would be engaged.

     Such forward-looking statements speak only as of the date on which such statements were made, and Imperial undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made to reflect the occurrence of unanticipated events.
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                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                              IMPERIAL BANCORP

                              By: /s/ Richard M. Baker
                                  _______________________
                              Name:   Richard M. Baker
                              Title:  Senior Vice President, General Counsel and
                                      Secretary

Date:  November 2, 2000
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                                 EXHIBIT INDEX

99.1 Agreement and Plan of Merger, dated as of October 31, 2000, by and among Imperial Bancorp, Comerica Incorporated and Comerica Holdings Incorporated.

99.2 Stock Option Agreement, dated as of October 31, 2000, by and between Imperial Bancorp and Comerica Incorporated.

99.3 Joint press release, dated November 1, 2000, issued by Comerica Incorporated and Imperial Bancorp.